Exhibit 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G filed by the undersigned with respect to the Common Stock of Google Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: February 22, 2005

CR INTRINSIC INVESTORS, LLC

By: /s/ Peter Nussbaum
    ------------------------------
Name:  Peter Nussbaum
Title: Authorized Person


CR INTRINSIC INVESTMENTS, LLC

By: /s/ Peter Nussbaum
    ------------------------------
Name:  Peter Nussbaum
Title: Authorized Person


CANVAS CAPITAL MANAGEMENT, LP

By: /s/ Peter Nussbaum
    ------------------------------
Name:  Peter Nussbaum
Title: Authorized Person


CANVAS CAPITAL ASSOCIATES, LLC

By: /s/ Peter Nussbaum
    ------------------------------
Name:  Peter Nussbaum
Title: Authorized Person


S.A.C. CAPITAL ADVISORS, LLC

By: /s/ Peter Nussbaum
    ------------------------------
Name:  Peter Nussbaum
Title: Authorized Person